EXHIBIT 10.2

$5,000,000	As of October 11, 2007
New York, New York

FOR VALUE RECEIVED, INDUSTRIAL ENTERPRISES OF AMERICA, INC., a Nevada corporation, UNIFIDE INDUSTRIES, LIMITED LIABILITY COMPANY, a New Jersey limited liability company, PITT PENN OIL CO., LLC, an Ohio limited liability company, EMC PACKAGING, INC., a Delaware corporation, PITT PENN HOLDING CO., LLC, an Ohio limited liability company, and TODAYS WAY MANUFACTURING LLC, an Ohio limited liability company (each a “Borrower” and collectively the “Borrowers”) jointly and severally promise to pay to the order of SOVEREIGN BANK (the “Lender”) on the earlier of the Termination Date or the end of the Revolving Loan Period, or earlier, as set forth in the Agreement, at the office of the Lender, in lawful money of the United States of America and in immediately available funds the principal amount of FIVE MILLION AND 00/100 ($5,000,000) DOLLARS or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans made or deemed made by the Lender to the Borrowers pursuant to the Credit Agreement, dated as of October 11, 2007 among the Borrowers and the Lender (as amended, restated, supplemented or modified from time to time, the “Agreement”; terms and phrases defined in the Agreement which are not defined in this Note shall have their defined meanings in the Agreement when used in this Note). The Borrowers further jointly and severally promise to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at such rates, and payable at such times, as are specified in the Agreement. All Revolving Credit Loans made by the Lender pursuant to Section 2 of the Agreement and all payments of principal thereon may but shall not be required to be endorsed by the holder of this Note on the schedule annexed hereto, which holder may add additional pages to such schedule. The aggregate net unpaid amount of Revolving Credit Loans set forth in such schedule shall be presumed to be the principal balance hereof but shall not limit Borrowers’ obligations to Lender. Whenever the unpaid principal balance of any Revolving Credit Loan shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise) or an Event of Default shall have occurred, this Note shall bear interest at such rates as are specified in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

This Note is the Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein.

   Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or may become immediately due and payable as provided in the Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Note and the joint and several obligations of the Borrowers hereunder shall be construed in accordance with and governed by the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

Notice Addresses : CITIBANK, N.A. Hauppauge, NY 11788	INDUSTRIAL ENTERPRISES OF AMERICA, INC. By: Name: Title:
JPMORGAN CHASE BANK, N.A. Melville, NY 11747	UNIFIDE INDUSTRIES, LIMITED LIABILITY COMPANY By: Name: Title:
New York, NY 10017	PITT PENN OIL CO., LLC By: Name: Title:
ANK OF AMERICA, N.A. New York, NY 10036	EMC PACKAGING, INC. By: Name: Title: TODAYS WAY MANUFACTURING LLC By: Name: Title:
PITT PENN HOLDING CO., LLC By: Name: Title: